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                                                                   EXHIBIT 99.7

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]


The Board of Directors
MedE AMERICA Corporation
90 Merrick Avenue
East Meadow, New York  11554

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated August 2, 1999 as Annex F to, and to the references thereto under the captions "SUMMARY OF THE PROXY STATEMENT/PROSPECTUS - Opinion of MedE AMERICA's financial advisor" and "THE MedE AMERICA MERGER - Opinion of MedE AMERICA'S financial advisor" in, the Proxy Statement/Prospectus of MedE AMERICA Corporation ("MedE AMERICA"), Healtheon Corporation ("Healtheon"), WebMD, Inc. and Greenberg News Networks Inc. relating to the proposed merger transaction involving MedE AMERICA and Healtheon, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Healtheon. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                          By /s/ Salomon Smith Barney Inc.
                                             -----------------------------
                                             SALOMON SMITH BARNEY INC.




New York, New York
October 19, 1999